NEWS FROM

Petroleum Development Corporation

FOR IMMEDIATE RELEASE: October 2158, 2003

CONTACT: Steven R. Williams - (304) 842-3597

PETROLEUM DEVELOPMENT CORPORATION INVITES YOU TO JOIN ITS
THIRD QUARTER EARNINGS CONFERENCE CALL ON THE INTERNET

BRIDGEPORT, W.Va. - October 21- Following the November 3, 2003 release of Petroleum Development Corporation (NASDAQ NMS: PETD) third quarter earnings, you are invited to join its conference call which will be broadcast live over the internet on Tuesday, November 4, 2003 at 3:00 p.m. EST. Steve Williams, President and Darwin L. Stump, Acting CFO and Controller, will participate and be available for questions during the call.

What: Petroleum Development Third Quarter Earnings Conference Call

When: Tuesday, November 4, 2003 at 3:00 p.m. Eastern Standard Time

Where: www.petd.com/FONT>

How: Live on the Internet - log on to the web address above or call (913) 981-5532

(Confirmation Code 552338) for telephone participation.

Contact: Steve Williams, Petroleum Development Corporation, (800) 624-3821 E-mail: petd@petd.com

Please go to the website at least 15 minutes prior to register, download and install any necessary audio software. If you are unable to listen to the live broadcast, an outline rebroadcast will be available shortly after the conclusion of the call.

About Petroleum Development Corporation

Petroleum Development Corporation (www.petd.com) has been named on the FSB: Fortune Small Business Magazine list of America's 100 Fastest-Growing Small Companies and was added to the Russell 3000 List of companies this year. An independent energy company, PDC is primarily engaged in the development, production and marketing of natural gas in the Appalachian Basin, the Rocky Mountains and Michigan.

Certain matters discussed within this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although PDC believes the expectations reflected in such forward- looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, oil and gas prices, drilling program results, drilling results, regulatory changes, changes in local or national economic conditions and other risks detailed from time to time in the Company's reports filed with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

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103 East Main Street - P. O. Box 26 - Bridgeport, West Virginia - Phone: (304) 842-3597